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                                  EXHIBIT 99.2

                        CONSENTS OF RACHLCIN COHEN & HOLTZ,

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in the Registration Statement on Form S-4 of our report dated April 13, 1999 relating to the financial statements of Baron Capital Properties, L.P., and to all references to our firm appearing in such Registration Statement.




                            RACHLIN COHEN & HOLTZ LLP


Miami, Florida
June 11, 1999